UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2016

FTE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL (Address of principal executive offices)	34108 (Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On February 15, 2016, the Board of Directors unanimously voted to elect Mrs. Luisa Ingargiola to serve as a director of the Company and Chairman of the Audit Committee, effective February 15, 2016.

Mrs. Ingargiola is entitled to receive the following compensation under the Company's standard compensation for non-employee directors:

•	An annual payment of $30,000 for service on the Board;
•	Eligibility to receive grants of stock options, restricted stock units, and other awards under the Company’s Long-Term Incentive Plan; and
•	Reimbursement of actual expenses related to meeting attendance

Mrs. Ingargiola entered into the Company's standard agreement for Directors, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 17, 2016, the Company issued a press release announcing the election of Mrs. Ingargiola to serve as a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1 to this report and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form Appointment of Director Agreement between the Company and Director

99.1	Press Release of FTE Networks, Inc. dated February 16, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By: /s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer

Date: February 16, 2016

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